CONSULTING AGREEMENT

THIS AGREEMENT dated for reference April 12, 2007 (the “Effective Date”)

BETWEEN:

JOHN E. WATSON (the “Consultant”)

AND:

MIDWAY GOLD CORP. (the “Company”)

RECITALS:

A.

The Company has agreed to retain the services of the Consultant to provide the consulting services described in Schedule “A” attached hereto (the “Services”) and the Consultant agrees to provide such services to the Company, in accordance with the terms and conditions contained herein;

B.

The Consultant is an independent contractor and is not an employee of or partner or joint venturer with the Company;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the promises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Agreement, including the recitals and any schedules, the following words and expressions have the following meanings unless the context otherwise requires:

(a)

“Confidential Information” means all information or data which may before or after the date of this Agreement come within the knowledge of the Consultant or which may be developed by the Consultant in connection to the Services or the Company including, without limiting the generality of the foregoing, all information or data regarding manufacturing processes, programs, plants, products, costs, equipment, operations, distribution, marketing or customers relating to the products, all technical information, procedures, processes, diagrams, specifications, improvements, formulations, plans, data, test or assay results or analysis and all documents delivered by the Company or any affiliate which are marked as confidential or as proprietary information.

 John Watson Consulting Agreement

1.2

Entire Agreement

This Agreement supersedes all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition affecting this Agreement for which any party can be held responsible in any way, other than as expressed in writing in this Agreement.

1.3

Amendments

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

1.4

Invalidity of Particular Provision

It is intended that all of the provisions of this Agreement will be fully binding and effective between the parties.  In the event that any particular provision or provisions or a part of one or more is found to be void, voidable or unenforceable for any reason whatsoever, then the particular provision or provisions or part of the provision will be deemed severed from the remainder of this Agreement.  The other provisions of this Agreement will not be affected by the severance and will remain in full force and effect.

1.5

Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in such Province.

ARTICLE 2

SERVICES

2.1

Services

The Consultant agrees to perform the Services in accordance with this Agreement and in accordance with any additional instructions which may be given by the Company from time to time.  The Consultant will report to and take direction from the Chief Executive Officer of the Company, or any senior executive of the Company. The Consultant will perform all Services personally unless the Company has given prior written approval for any Services to be performed by others.

2.2

Standards

The Consultant will perform the Services in accordance with the standards of care, skill and diligence of an experienced professional in the Consultant's field and in a competent and efficient manner.

 John Watson Consulting Agreement

2.3

Timing

The Consultant agrees to diligently perform the Services in accordance with any specific time requirements set by the Company or, in the absence of any specific time requirements, in accordance with the Company’s  reasonable requirements communicated to the Consultant from time to time.

ARTICLE 3

REMUNERATION

3.1

Remuneration

The remuneration of the Consultant shall be at the rate and or the terms specified in Schedule “B” hereto.

3.2

Stock Options

The Company hereby acknowledges the prior grant to the Consultant of the following options which remain in full force and effect in favour of the Consultant subject to the exchange ratio under the Amended and Restated Arrangement Agreement with Midway Gold Corp. dated February 26, 2007:

(a)

56,000 options exercisable at $1.43 per share and expiring on August 11, 2007;

(b)

84,000 options exercisable at $1.43 per share and expiring on February 11, 2008; and

(c)

42,000 options exercisable at $1.07 per share and expiring on October 11, 2008.

This clause shall survive the expiration and termination of this Agreement for any reason.

3.3

Expenses

The Consultant shall be reimbursed for all reasonable traveling and other out-of-pocket expenses actually and properly incurred by it in connection with its duties hereunder provided that such expenses have been pre-approved in writing by the Company.  The Consultant will invoice the Company for such expenses monthly in arrears, attaching receipts.  All such invoices will be payable by the Company within 30 days.

3.4

Consultant Not Employee

The parties agree that the Consultant and employees, servants, agents, consultants, administrators, successors and assigns of the Consultant are not employees of the Company and, as such, save as required by law, there shall be no deductions for any statutory withholdings such as income tax, Canada Pension Plan, Unemployment Insurance or Worker’s Compensation.

 John Watson Consulting Agreement

3.5

Statutory Withholdings

The Consultant agrees to make and remit all statutory withholdings as may be required by it in respect of the Consultant’s employees, servants, agents, consultants, administrators, successors and assigns who may be involved in performance of the Services for the Company. At the request of the Company, the Consultant shall provide to the Company satisfactory evidence of such statutory withholdings having been made.

3.6

No Participation in Plans

The Consultant and its employees, servants, agents, consultants, administrators, successors and assigns shall not be entitled to participate in any medical, dental, extended health or group life insurance plans of the Company.

3.7

No Partnership

This Agreement will not be construed as creating a partnership, joint venture or agency relationship between the parties or any other form of legal association, which would impose liability upon one party for any act or failure to act by the other party other than as stipulated in this Agreement.

ARTICLE 4
CONFIDENTIALITY AND COMPLIANCE

4.1

General Obligation of Confidentiality

The Consultant acknowledges that the Confidential Information consists entirely of information and knowledge which is the exclusive property of the Company or its subsidiaries and affiliates or clients or persons from whom the Company has obtained its rights.  The Consultant will treat the Confidential Information obtained by him in strict confidence both during the term and after termination of this Agreement, and will during not disclose the Confidential Information made available to him unless otherwise required by law, except as previously approved by the Company, or set out in Article 4.2 hereof.  The Consultant will protect such Confidential Information from disclosure by exercising a standard of care as may reasonably be expected to preserve its secret and confidential nature.  All documents containing Confidential Information are the property of the Company.  Without limiting the generality of the foregoing, the Consultant hereby transfers to the Company the property rights in all documents which now or hereafter may contain the Confidential Information. The Consultant will not use the Confidential Information for any purpose other than as contemplated by this Agreement.

4.2

Exceptions

Any obligations specified in this Article will not apply to the following:

(a)

any information which is presently in the public domain;

 John Watson Consulting Agreement

(b)

any information which subsequently becomes part of the public domain through no fault of the Consultant or any officer, director, employee or agent of the Consultant; or

(c)

any information which is required to be disclosed by a court of competent jurisdiction.

ARTICLE 5

FUTURE DEALINGS

5.1                   Future dealings

Notwithstanding any other part of this Agreement, the Company acknowledges that the Consultant, his affiliates, or any of his  employees, servants, agents, administrators, successors and assigns are entitled to contact and have business dealings with individuals and entities who the Consultant previously dealt with during his tenure with Company and Company undertakes not to restrain or prevent the Consultant from such contact or dealings, provided that the Consultant maintains confidentiality as agreed to in Article 4.

ARTICLE 6
INDEMNITY

6.1                   Indemnity

The Consultant will defend, indemnify and save harmless the Company from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgments, costs and expenses including, without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and his own client basis (together with all applicable taxes) which the Company may be liable to pay or any liability that the Company may incur to any authority for source deductions, goods and services tax and any other remittance obligations arising with respect to payment to the Consultant pursuant to this Agreement.

ARTICLE 7
TERM

7.1                  Term

This Agreement will take effect on the Effective Date and will continue in full force and effect unless terminated by one of the parties in accordance with this Agreement.

7.2                 Termination

                      Notwithstanding any other provision of this Agreement, the Consultant or the Company may from the commencement of this Agreement give one month’s advance written notice to the other of its intention to terminate this Agreement and on the expiration of such

 John Watson Consulting Agreement

period this Agreement shall be terminated.  Such notice may expire on any day of the month and any remuneration payable hereunder shall be paid up to the date of such termination.

7.3

          The termination of the Consultant’s engagement to perform the Services shall not relieve either party of any unfulfilled monetary or other obligation created under this Agreement except as otherwise specifically provided by this Agreement or otherwise agreed to in writing by the parties including the requirement to maintain confidentiality pursuant to Article 4 hereof.

7.4                  Conflicts of Interest

The Company and the Consultant are aware that Consultant may be involved in the management or direction of other public companies.  From time to time, situations may arise where the Company and the Consultant could be deemed to have conflicts of interest.  Both parties agree that either party may choose to recuse itself from participation in or use expertise in these instances.  Both parties agree to use their best efforts to identify potential conflicts where they arise, or are likely to arise, and discuss their handling as early as practicable.

ARTICLE 8
GENERAL

8.1                   Arbitration

                       All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre.  The appointing authorities shall be the British Columbia International Commercial Arbitration Centre.  The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its “Procedures for Cases Under the BCICAC Rules”.  The place of arbitration shall be Vancouver, British Columbia, Canada.

8.2                    Notices

                       Any notice, direction, request or other communication required or contemplated by any provision of this Agreement shall be given in writing and shall be given by delivering or faxing same to the Company or the Consultant, as the case may be, as follows:

To the Consultant at:

John E. Watson

P. O. Box 187

Evergreen, CO 80437  USA

Fax No.:

(303) 679-3018

 John Watson Consulting Agreement

To the Company at:

Attention:  Alan D. Branham

Unit 1- 15782 Marine Drive

White Rock, BC, V6B 1E6

Telephone No.:

(406) 475-3462

Fax No.:

(406) 475-9596

                           Any such notice, direction, request or other communication shall be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission.  Either party may change its fax number or address for service from time to time by notice in accordance with the foregoing.

8.3                   Assignment

                        This Agreement is not assignable in whole or in part by the Consultant without the prior written consent of the Company.  Any attempt to assign any of the rights, or to delegate any of the duties or obligations of this Agreement without such written consent is void.

8.4                   Waiver

                        No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right, nor will any single or partial exercise of any such right or power preclude any further or other exercise of such right or power under this Agreement.  No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective unless it is in writing.  Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

 John Watson Consulting Agreement

8.5                   Enurement

                        Subject to the restrictions on transfer contained in this Agreement, this Agreement shall enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement.

MIDWAY GOLD CORP. Per: Alan Branham, Director
SIGNED, SEALED & DELIVERED by JOHN E. WATSON in the presence of: Signature of Witness Name: Address: Occupation:	) ) ) ) ) ) ) ) ) ) ) ) )

 John Watson Consulting Agreement

SCHEDULE “A”

SERVICES

The Consultant covenants and agrees with the Company to provide the following Services:

1.

Subject always to the general or specific instructions and directions of the Company as communicated by the President of the Company or any other senior officer of the Company, the Consultant shall use his best efforts to:

(a)

advise the Company, its personnel, officers and directors, as requested, on technical and management issues; and

(b)

perform the Services in a diligent and efficient manner, for not less than 10 hours per week, for up to six months from the Effective Date of this Agreement.

2.

The Consultant's obligations hereunder are solely to provide the Services and to report directly to the President of the Company.

3.

The Consultant may be called upon to advise on issues relating to any property or landholding obtained prior to this Agreement or obtained independent of the Consultant.

4.

The term "Services" specifically excludes:

(a)

assisting in the seeking, identification or negotiation of new mineral prospects; and

(b)

arranging for underwriters and brokers in connection with the issuance from treasury of securities of the Company for sale to the public.

It does not exclude, however, assisting in the structuring or analysis of contemplated financings of the Company.

 John Watson Consulting Agreement

SCHEDULE “B”

CONSIDERATION

In consideration for the Services, the Consultant shall be paid the following:

1.

Following the execution of this Agreement, the Company shall pay by cheque to the Consultant a sum of money equal to the number of hours of Consultants time used during each month times US$100 per hour, in arrears.  Consultant shall invoice the Company for the hours incurred and attach documentation of all out-of-pocket expenses for reimbursement.  The Company shall remit funds for payment of the invoice within 15 days of receipt.

 John Watson Consulting Agreement